Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Alex Alias                                Peter Schuman
669-242-8034                                669-242-8098
alalias@avaya.com                             pschuman@avaya.com

Avaya Reports Fourth Quarter and Fiscal 2018 Financial Results

Q4 FY'18

•	Revenue was $735 million

•	Non-GAAP revenue was $770 million, of which 82.6% was from Software and Services, a fourth quarter record, and 56.2% was from recurring revenue

•	Midmarket Public Cloud MRR grew 165% year-over-year

•	Signed deals with significant Total Contract Value ("TCV"), including 12 deals over $5 million, and 117 deals over $1 million

FY'18

•	Revenue for the Combined periods described below was $2.851 billion

•	Non-GAAP revenue for the Combined periods described below was $3.057 billion, of which 82.2% was from Software and Services and 57.4% was from recurring revenue, both annual records

•	UCaaS/CCaaS seats grew 312% year-over-year

•	Added over 6,800 new logos

•	Signed deals with significant TCV including 15 deals over $10 million, 55 deals over $5 million and over 440 deals over $1 million

Santa Clara, Calif., - December 4, 2018 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2018.

	GAAP			Non-GAAP (1)
(In millions, except percentages)	Q4 2018	Q3 2018	Q4 2017	Q4 2018	Q3 2018	Q4 2017
Revenue	$735	$692	$790	$770	$755	$790
Gross margin	53.1%	50.9%	62.8%	63.4%	61.9%	63.3%
Operating margin	1.5%	(7.1)%	8.7%	20.4%	20.0%	23.2%
“Our strong finish to the fiscal year was the direct result of accelerating business momentum driven by our forward facing investment strategy,” said Jim Chirico, President and CEO, Avaya. "Our public cloud solutions are gaining traction as we leverage the strong Avaya brand and our enterprise installed base. Additionally, we are investing in technology that complements our core solutions, including artificial intelligence and mobility. Our foundation is solid and we are well positioned for growth in 2019 and beyond.”
GAAP revenue for the fourth quarter of fiscal 2018 was $735 million, $43 million higher than the third quarter of fiscal 2018, and $55 million lower than the fourth quarter of fiscal 2017 ended September 30, 2017. Non-GAAP revenue for the fourth quarter of fiscal 2018 was $770 million, $15 million higher than the prior quarter, and $20 million lower than the fourth quarter of fiscal 2017.

GAAP gross margin for the fourth quarter of fiscal 2018 was 53.1% compared to 50.9% for the third quarter of fiscal 2018 and 62.8% for the fourth quarter of fiscal 2017. Non-GAAP gross margin was 63.4%, compared to 61.9% for the third quarter of fiscal 2018 and 63.3% for the fourth quarter of fiscal 2017.

GAAP operating income for the fourth quarter of fiscal 2018 was $11 million, compared to an operating loss of $49 million for the third quarter of fiscal 2018, and operating income of $69 million for the fourth quarter of fiscal 2017. Non-GAAP operating income(1) for the fourth quarter of fiscal 2018 was $157 million, compared to $151 million for the prior quarter, and $183 million for the fourth quarter of fiscal 2017.

Net income for the fourth quarter of fiscal 2018 was $268 million, compared to net loss of $88 million for the third quarter of fiscal 2018, and net income of $27 million for the fourth quarter of fiscal 2017.

Adjusted EBITDA(1) for the fourth quarter of fiscal 2018 was $178 million or 23.1% of non-GAAP revenue, compared to adjusted EBITDA of $175 million, or 23.2% of non-GAAP revenue, for the third quarter of fiscal 2018 and $225 million, or 28.5% of non-GAAP revenue, for the fourth quarter of fiscal 2017.

For fiscal 2018, Avaya reported revenue for the “Combined” Predecessor period (October 1, 2017 through December 15, 2017) and the “Successor” period (from December 16, 2017 through September 30, 2018)(2) of $2,851 million, a decrease of 13% compared to fiscal 2017, or down 14% in constant currency. Non-GAAP revenue adjusted to further exclude the revenue of the Networking business was $3,049 million for the Combined fiscal 2018 periods, $47 million lower than fiscal 2017, resulting primarily from lower service revenue.

Gross margin for the Combined fiscal 2018 periods was 52.8%. Non-GAAP gross margin for the Combined fiscal 2018 periods was 62.5%, which compares to 62.0% for fiscal 2017. Operating loss for the Combined fiscal 2018 periods was $89 million, primarily a result of $275 million for the amortization of intangible assets as well as $95 million of restructuring charges, compared to operating income of $171 million for fiscal 2017. Non-GAAP operating income was $637 million, or 20.8% of revenue, for the Combined fiscal 2018 periods, compared to $703 million, or 21.5% of revenue for fiscal 2017. Net income for the Combined fiscal 2018 periods was $3,264 million compared to a net loss of $182 million in the prior year. Combined fiscal 2018 adjusted EBITDA of $746 million represented 24.4% of non-GAAP revenue, compared to $866 million for fiscal 2017.

Cash provided by operating activities for the fourth quarter of fiscal 2018 was $25 million, compared to $83 million during the third quarter of fiscal 2018 and $166 million during the fourth quarter of fiscal 2017. Cash used for operating activities for the Combined fiscal 2018 periods was $212 million, primarily due to payments related to the company's reorganization and emergence from bankruptcy, which included payments to the PBGC ($340 million), general unsecured creditors ($58 million) and the Avaya pension plan for represented employees ($49 million), compared to $291 million cash provided by operating activities for fiscal 2017.
Cash and cash equivalents totaled $700 million at the end of the fourth quarter of fiscal 2018, compared to $685 million at the end of the third quarter of fiscal 2018 and $876 million at the end of the fourth quarter of fiscal 2017. The sequential increase in cash and cash equivalents is primarily due to positive cash flows from operating activities and proceeds from the sale of assets, partially offset by capital expenditures. The year-over-year change in cash and cash equivalents is primarily due to cash outflows including emergence payments to the former debt holders, the PBGC and other creditors, and funding of the acquisition of Spoken, offset by net proceeds from the issuance of convertible notes and cash generated from operations.

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.
(2) Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018 and adoption of fresh start accounting effective on December 15, 2017, the results for fiscal year 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (the “Predecessor” period) and the successor period from December 16, 2017 through September 30, 2018 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results. Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results.

Q4 FY'18 Highlights

•	Grew non-GAAP revenue 2% and bookings 6% quarter-over-quarter (excluding Networking)

•	Added over 1,600 new logos

•	Invested in Cogito, a leader in AI for contact center solutions

•	Recognized for innovation and leadership:

◦	Avaya unified communications solutions named Customers’ Choice in 2018 Gartner Peer Insights

◦	Avaya VantageTM awarded Best Endpoint Solution of 2018 at UC Today

◦	Winner in three categories of the 2018 Conarec Awards

◦	Received 2018 Competitive Strategy Innovation and Leadership Award by Frost & Sullivan
FY'18 Combined Periods Highlights

•	Grew product revenue during fiscal 2018 (excluding Networking)

•	Grew TCV by 7%, year-over-year to over $2.4 billion (excluding Networking)

•	Increased cloud revenue to approximately 11% of non-GAAP revenue, up from 9% during fiscal 2017.

•	Invested in innovation and technology:

◦	Acquired Spoken Communications, a leading innovator in CCaaS solutions

◦	Launched 117 new products

◦	Global launch of new Avaya IP Office™, with enterprise-grade capabilities including cloud UCaaS with voice and video, meetings, team collaboration, and content sharing

◦	Established an Innovation Incubator, chartered with creating disruptive solutions with a focus on mobility, security and artificial intelligence

◦	Obtained first patent and customer implementations for groundbreaking Avaya Mobile Experience technology that optimizes the experience for mobile callers into the contact center

◦	Entered a strategic alliance including joint development to incorporate Afiniti International Holding’s AI and analytics into the industry-leading Avaya contact center platform

•	Launched Cloud Master Agent program to accelerate sales of cloud solutions to small and midmarket businesses

•	Named to Gartner's Leaders Quadrant for both Contact Center and Unified Communications Magic Quadrants, and received CRN’s prestigious 2018 5-Star Partner Program rating for ninth consecutive year

Our financial outlook presented below reflects the adoption of the new ASC 606 revenue recognition standard that became effective October 1, 2018 and replaced ASC 605. Avaya has adopted the modified retrospective transition method.
The net impact of adoption is expected to be a decrease of fiscal 2019 Adjusted EBITDA compared to ASC 605, substantially offset by earlier revenue recognition for certain products and services under ASC 606 and incremental revenue.

Financial Outlook - Q1 Fiscal 2019 under ASC 606

•	GAAP revenue of $740-$765 million, non-GAAP revenue of $750-$775 million

•	GAAP operating income of 4-7% of revenue, non-GAAP operating income of 21.5-22.5% of non-GAAP revenue

•	GAAP operating income of $30-$50 million, non-GAAP operating income of $162-$173 million

•	Cash taxes of approximately $8 million

•	Adjusted EBITDA of $185-$197 million, or adjusted EBITDA margin of 24.5-25.5% of non-GAAP revenue

•	Approximately 111 million shares outstanding

Financial Outlook - Fiscal Year 2019 under ASC 606

•	GAAP revenue of $3.01-$3.12 billion, non-GAAP revenue of $3.05-$3.15 billion

•	GAAP and non-GAAP R&D of $220-$225 million, or 15-16% of non-GAAP product revenue

•	Operating income of $200-$280 million, non-GAAP operating income of $675-$730 million or 22-23% of non-GAAP revenue

•	Adjusted EBITDA $763-$819 million, or 25-26% of non-GAAP revenue

•	Approximately 113 million shares outstanding

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after December 4, 2018. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a webcast and conference call to discuss its financial results and Q&A at 8:30 AM ET/5:30 AM PT on December 4, 2018. On the call will be Jim Chirico, President and CEO, and Pat O’Malley, Senior Vice President and CFO. The call will be moderated by Peter Schuman, Senior Director of Investor Relations.

To join the financial results live webcast and view supplementary materials including an earnings presentation and CFO commentary, listeners should access the investor page of Avaya’s website https://investors.avaya.com. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.
To access the financial results call live by phone, dial +1-866-393-4306 in the U.S. or Canada and +1-734-385-2616 for international callers. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are able to connect.
A replay of the financial results live conference call will be available for two business days soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 3187748.
Links to this financial results press release and accompanying slides are available on the investor page of Avaya’s website https://investors.avaya.com.
2018 Investor Day
Avaya will move up the start time for its 2018 Investor Day on Wednesday, December 12 in New York City by 30 minutes. The webcast is now scheduled to begin promptly at 12:30 p.m. ET and is expected to conclude at approximately 4:30 p.m. ET. The event will be webcast live and all interested parties are invited to access the webcast from the investor page of Avaya’s website https://investors.avaya.com.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the first quarter of fiscal 2019 and fiscal year 2019, including the expected impact of ASC 606. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in Amendment No. 3 to the company’s Registration Statement on Form 10 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor	Predecessor	Successor	Predecessor
	Three months ended September 30, 2018	Three months ended September 30, 2017	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2017
REVENUE
Products	$325	$343	$989	$253	$1,437
Services	410	447	1,258	351	1,835
	735	790	2,247	604	3,272
COSTS
Products:
Costs	115	105	372	84	499
Amortization of technology intangible assets	43	4	135	3	20
Services	187	185	597	155	745
	345	294	1,104	242	1,264
GROSS PROFIT	390	496	1,143	362	2,008
OPERATING EXPENSES
Selling, general and administrative	275	338	888	264	1,261
Research and development	62	47	172	38	225
Amortization of intangible assets	41	34	127	10	204
Impairment of indefinite-lived intangible assets	—	—	—	—	65
Goodwill impairment	—	—	—	—	52
Restructuring charges, net	1	8	81	14	30
	379	427	1,268	326	1,837
OPERATING INCOME (LOSS)	11	69	(125)	36	171
Interest expense	(57)	(17)	(169)	(14)	(246)
Other income (expense), net	3	2	35	(2)	(25)
Reorganization items, net	—	(21)	—	3,416	(98)
(LOSS) INCOME BEFORE INCOME TAXES	(43)	33	(259)	3,436	(198)
Benefit from (provision for) income taxes	311	(6)	546	(459)	16
NET INCOME (LOSS)	$268	$27	$287	$2,977	$(182)
Net income (loss) per share:
Basic	$2.44	$0.04	$2.61	$5.19	$(0.43)
Diluted	$2.41	$0.04	$2.58	$5.19	$(0.43)
Weighted average shares outstanding:
Basic	110.0	497.2	109.9	497.3	497.1
Diluted	111.4	502.5	111.1	497.3	497.1

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	Successor	Predecessor
	September 30, 2018	September 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$700	$876
Accounts receivable, net	377	536
Inventory	81	90
Other current assets	170	275
TOTAL CURRENT ASSETS	1,328	1,777
Property, plant and equipment, net	250	200
Deferred income taxes, net	29	—
Intangible assets, net	3,234	311
Goodwill	2,764	3,542
Other assets	74	68
TOTAL ASSETS	$7,679	$5,898
LIABILITIES
Current liabilities:
Debt maturing within one year	$—	$725
Long-term debt, current portion	29	—
Accounts payable	266	282
Payroll and benefit obligations	145	127
Deferred revenue	484	614
Business restructuring reserve	51	35
Other current liabilities	148	90
TOTAL CURRENT LIABILITIES	1,123	1,873
Non-current liabilities:
Long-term debt, net of current portion	3,097	—
Pension obligations	671	513
Other post-retirement obligations	176	—
Deferred income taxes, net	140	32
Business restructuring reserve	47	34
Other liabilities	374	170
TOTAL NON-CURRENT LIABILITIES	4,505	749
LIABILITIES SUBJECT TO COMPROMISE	—	7,705
TOTAL LIABILITIES	5,628	10,327
Commitments and contingencies
Predecessor equity awards on redeemable shares	—	7
Predecessor preferred stock, $0.001 par value, 250,000 shares authorized at September 30, 2017
Convertible Series B preferred stock; 48,922 shares issued and outstanding at September 30, 2017	—	393
Series A preferred stock; 125,000 shares issued and outstanding at September 30, 2017	—	184
Successor preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at September 30, 2018	—	—
STOCKHOLDERS' EQUITY (DEFICIT)
Predecessor common stock, $0.001 par value; 750,000,000 shares authorized, 494,768,243 issued and outstanding at September 30, 2017	—	—
Successor common stock, $0.01 par value; 550,000,000 shares authorized, 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	—
Additional paid-in capital	1,745	2,389
Retained earnings (accumulated deficit)	287	(5,954)
Accumulated other comprehensive income (loss)	18	(1,448)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	2,051	(5,013)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,679	$5,898

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor	Predecessor	Non-GAAP Combined (1)	Predecessor
(In millions)	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018	Fiscal year ended September 30, 2017
Net cash provided by (used for):
Operating activities	$202	$(414)	$(212)	291
Investing activities	(134)	8	(126)	(70)
Financing activities	273	(102)	171	314
Effect of exchange rate changes on cash and cash equivalents	(7)	(2)	(9)	5
Net increase (decrease) in cash and cash equivalents	334	(510)	(176)	540
Cash and cash equivalents at beginning of period	366	876	876	336
Cash and cash equivalents at end of period	$700	$366	$700	$876
(1) Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018 and adoption of fresh start accounting effective on December 15, 2017, the results for fiscal year 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (the “Predecessor” period) and the successor period from December 16, 2017 through September 30, 2018 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our results. Refer to Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017, combined twelve month period ending September 30, 2018 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017 or September 30, 2018 as applicable, separately, management reviews the company’s operating results for the three months ended December 31, 2017 and the twelve months ended September 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the three and twelve months ended December 31, 2017 and September 30, 2018, respectively, provide meaningful comparisons to other periods and are useful in identifying current business trends.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating income, as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected first quarter of fiscal 2019 adjusted EBITDA, Non-GAAP operating income or Non-GAAP revenue guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor		Predecessor	Successor	Predecessor
(In millions)	Three months ended September 30, 2018	Three months ended June 30, 2018	Three months ended September 30, 2017	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2017
Net income (loss)	$268	$(88)	$27	$287	$2,977	$(182)
Interest expense	57	56	17	169	14	246
Interest income	(3)	(1)	(2)	(5)	(2)	(4)
(Benefit from) provision for income taxes	(311)	20	6	(546)	459	(16)
Depreciation and amortization	120	119	63	384	31	326
EBITDA	131	106	111	289	3,479	370
Impact of fresh start accounting adjustments	29	54	—	196	—	—
Restructuring charges, net	1	30	8	81	14	30
Advisory fees	3	3	3	18	3	85
Acquisition-related costs	4	4	—	15	—	1
Reorganization items, net	—	—	21	—	(3,416)	98
Non-cash share-based compensation	6	7	1	19	—	11
Impairment of indefinite-lived intangible assets	—	—	—	—	—	65
Goodwill impairment	—	—	—	—	—	52
Impairment of long-lived assets	—	—	—	—	—	3
Loss on sale/disposal of long-lived assets, net	—	2	—	4	1	—
Gain on sale of Networking business	—	—	(2)	—	—	(2)
Resolution of certain legal matters	—	—	64	—	37	64
Change in fair value of Emergence Date Warrants	8	(6)	—	17	—	—
Gain on foreign currency transactions	(4)	(25)	(1)	(28)	—	(2)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	20	—	17	90
Other	—	—	—	—	—	1
Adjusted EBITDA	$178	$175	$225	$611	$135	$866

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor			Predecessor				Successor
	Three Months Ended			Three Months Ended Sept. 30, 2017	Change			Three Months Ended
	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018		Amount	Pct.	Pct., net of fx impact	June 30, 2018 (1)	Mar. 31, 2018 (2)	Q118 Non-GAAP Combined Results (3)
Revenue by Segment
Products & Solutions	$336	$—	$336	$343	$(7)	(2)%	(2)%	$322	$317	$330
Services	434	—	434	447	(13)	(3)%	(2)%	433	440	445
Unallocated amounts	(35)	35	—	—	—	n/a	n/a	—	—	—
Total revenue	$735	$35	$770	$790	$(20)	(3)%	(2)%	$755	$757	$775

Revenue by Geography
U.S.	$393	$24	$417	$447	$(30)	(7)%	(7)%	$399	$409	$425
International:
EMEA	196	6	202	194	8	4%	5%	202	196	208
APAC - Asia Pacific	78	3	81	79	2	1%	4%	86	83	76
Americas International - Canada and Latin America	68	2	70	70	—	—%	5%	68	69	66
Total International	342	11	353	343	10	3%	5%	356	348	350
Total revenue	$735	$35	$770	$790	$(20)	(3)%	(2)%	$755	$757	$775

	(1) Q318 Non-GAAP Results			(2) Q218 Non-GAAP Results			(3) Q118 Non-GAAP Combined Results
	Three Months Ended			Three Months Ended			Successor	Predecessor
	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018	Mar. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2018	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting	Q118 Non-GAAP Combined Results
Revenue by Segment
Products & Solutions	$322	$—	$322	$317	—	$317	$77	$253	—	$330
Services	433	—	433	440	—	440	94	351	—	445
Unallocated amounts	(63)	63	—	(85)	85	—	(23)	—	23	—
Total revenue	$692	$63	$755	$672	$85	$757	$148	$604	$23	$775

Revenue by Geography
U.S.	$356	$43	$399	$354	$55	$409	$71	$331	$13	$425
International:
EMEA	193	9	202	178	18	196	42	166	7	208
APAC - Asia Pacific	81	5	86	80	3	83	19	57	2	76
Americas International - Canada and Latin America	62	6	68	60	9	69	16	50	1	66
Total International	336	20	356	321	30	348	77	273	10	350
Total revenue	$692	$63	$755	$672	$85	$757	$148	$604	$23	$775
Note: Effective September 30, 2018, the Company changed the name of its Global Communications Solutions and Avaya Global Services segments to "Products & Solutions" and "Services," respectively. These were name changes only and did not have an impact on the operating results of each segment. Avaya also previously had a Networking business, which was sold on July 14, 2017.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor				Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three Months Ended			Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017		Three months ended Sept. 30, 2017
(In millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$390	$352	$323	$78	$362	$440	$496
Items excluded:
Adj. for fresh start accounting	54	69	106			35	—
Amortization of technology intangible assets	43	44	41			10	4
Loss on disposal of long-lived assets	—	2	2			—	—
Share-based compensation	1	—	—			—	—
Non-GAAP Gross Profit	$488	$467	$472			$485	$500
GAAP Gross Margin	53.1%	50.9%	48.1%	52.7%	59.9%	58.5%	62.8%
Non-GAAP Gross Margin	63.4%	61.9%	62.4%			62.6%	63.3%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$11	$(49)	$(89)	$2	$36	$38	$69
Items excluded:
Adj. for fresh start accounting	48	71	107			33	—
Amortization of intangible assets	84	83	81			27	38
Restructuring charges, net	1	30	40			24	8
Acquisition-related costs	4	4	7			—	—
Loss on disposal of long-lived assets	—	2	2			1	—
Advisory fees	3	3	4			11	3
Share-based compensation	6	7	5			1	1
Costs in connection with certain legal matters	—	—	—			37	64
Non-GAAP Operating Income	$157	$151	$157			$172	$183
GAAP Operating Margin	1.5%	-7.1%	-13.2%	1.4%	6.0%	5.1%	8.7%
Non-GAAP Operating Margin	20.4%	20.0%	20.7%			22.2%	23.2%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor				Predecessor	Q118 Non-GAAP Combined Results	Predecessor
	Three months ended			Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017		Three months ended Sept. 30, 2017
(In millions)	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$325	$300	$293	$71	$253	$324	$343
Costs	115	114	110	33	84	117	105
Amortization of technology intangible assets	43	44	41	7	3	10	4
GAAP Gross Profit	167	142	142	31	166	197	234
Items excluded:
Adj. for fresh start accounting	16	24	33			11	—
Amortization of technology intangible assets	43	44	41			10	4
Loss on disposal of long-lived assets	—	1	1			—	—
Non-GAAP Gross Profit	$226	$211	$217			$218	$238
GAAP Gross Margin	51.4%	47.3%	48.5%	43.7%	65.6%	60.8%	68.2%
Non-GAAP Gross Margin	67.3%	65.5%	68.5%			66.1%	69.4%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$410	$392	$379	$77	$351	$428	$447
Costs	187	182	198	30	155	185	185
GAAP Gross Profit	223	210	181	47	196	243	262
Items excluded:
Adj. for fresh start accounting	38	45	73			24	—
Loss on disposal of long-lived assets	—	1	1			—	—
Share-based compensation	1	—	—			—	—
Non-GAAP Gross Profit	$262	$256	$255			$267	$262
GAAP Gross Margin	54.4%	53.6%	47.8%	61.0%	55.8%	56.8%	58.6%
Non-GAAP Gross Margin	60.4%	59.1%	58.0%			60.0%	58.6%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended September 30, 2018
(Unaudited; in millions)

										Q417
	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Share-based Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$325	$11	$—	$—	$—	$—	$—	$—	$336	$343	$343
Services	410	24	—	—	—	—	—	—	434	447	447
	735	35	—	—	—	—	—	—	770	790	790
Costs
Products:
Costs	115	(5)	—	—	—	—	—	—	110	105	105
Amortization of technology intangible assets	43	—	(43)	—	—	—	—	—	—	4	—
Services	187	(14)	—	—	—	(1)	—	—	172	185	185
	345	(19)	(43)	—	—	(1)	—	—	282	294	290
GROSS PROFIT	390	54	43	—	—	1	—	—	488	496	500
OPERATING EXPENSES
Selling, general and administrative	275	17	—	—	(4)	(5)	(3)	—	280	338	270
Research and development	62	(11)	—	—	—	—	—	—	51	47	47
Amortization of intangible assets	41	—	(41)	—	—	—	—	—	—	34	—
Restructuring charges, net	1	—	—	(1)	—	—	—	—	—	8	—
	379	6	(41)	(1)	(4)	(5)	(3)	—	331	427	317
OPERATING INCOME	11	48	84	1	4	6	3	—	157	69	183
Interest expense	(57)	—	—	—	—	—	—	—	(57)	(17)	(17)
Other income (expense), net	3	—	—	—	—	—	—	1	4	2	(1)
Reorganization items, net	—	—	—	—	—	—	—	—	—	(21)	—
(LOSS) INCOME BEFORE INCOME TAXES	$(43)	$48	$84	$1	$4	$6	$3	$1	$104	$33	$165

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Fiscal year ended September 30, 2018
(Unaudited; in millions)

	Successor	Predecessor													FY17
	Period from Dec. 16, 2017 through Sept. 30, 2018	Period from Oct. 1, 2017 through Dec. 15, 2017	Combined Results	Adj. for Fresh Start Acctg.	Amt. of Int. Assets	Restr. Charges, net	Acq. Costs	Loss on Disposal of Long-lived Assets	Reorg items, net	Share-based Comp	Costs of Certain Legal Matters	Adv. Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$989	$253	$1,242	$63	$—	$—	$—	$—	$—	$—	$—	$—	$—	$1,305	$1,437	$1,437
Services	1,258	351	1,609	143	—	—	—	—	—	—	—	—	—	1,752	1,835	1,835
	2,247	604	2,851	206	—	—	—	—	—	—	—	—	—	3,057	3,272	3,272
Costs
Products:
Costs	372	84	456	(21)	—	—	—	(2)	—	—	—	—	—	433	499	499
Amortization of technology intangible assets	135	3	138	—	(138)	—	—	—	—	—	—	—	—	—	20	—
Services	597	155	752	(37)	—	—	—	(2)	—	(1)	—	—	—	712	745	745
	1,104	242	1,346	(58)	(138)	—	—	(4)	—	(1)	—	—	—	1,145	1,264	1,244
GROSS PROFIT	1,143	362	1,505	264	138	—	—	4	—	1	—	—	—	1,912	2,008	2,028
OPERATING EXPENSES
Selling, general and administrative	888	264	1,152	16	—	—	(15)	(1)	—	(17)	(37)	(21)	—	1,077	1,261	1,100
Research and development	172	38	210	(11)	—	—	—	—	—	(1)	—	—	—	198	225	225
Amortization of intangible assets	127	10	137	—	(137)	—	—	—	—	—	—	—	—	—	204	—
Impairment of indefinite-lived intangible assets	—	—	—	—	—	—	—	—	—	—	—	—	—	—	65	—
Goodwill impairment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	52	—
Restructuring charges, net	81	14	95	—	—	(95)	—	—	—	—	—	—	—	—	30	—
	1,268	326	1,594	5	(137)	(95)	(15)	(1)	—	(18)	(37)	(21)	—	1,275	1,837	1,325
OPERATING (LOSS) INCOME	(125)	36	(89)	259	275	95	15	5	—	19	37	21	—	637	171	703
Interest expense	(169)	(14)	(183)	—	—	—	—	—	—	—	—	—	—	(183)	(246)	(246)
Other income (expense), net	35	(2)	33	—	—	—	—	—	—	—	—	—	(18)	15	(25)	(31)
Reorganization items, net	—	3,416	3,416	—	—	—	—	—	(3,416)	—	—	—	—	—	(98)	—
(LOSS) INCOME BEFORE INCOME TAXES	$(259)	$3,436	$3,177	$259	$275	$95	$15	$5	$(3,416)	$19	$37	$21	$(18)	$469	$(198)	$426

Source: Avaya Newsroom

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